EXHIBIT 10.83

                                 LEASE AGREEMENT

      THIS AGREEMENT OF LEASE, by and between PORT 95-2, LTD., a Florida limited partnership, (hereinafter referred to as the "Landlord") and PARLUX FRAGRANCES, INC., a Delaware corporation (hereinafter referred to as the "Tenant").

      WITNESSETH, That in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Landlord and Tenant as follows:

1.    BASIC LEASE PROVISIONS AND DEFINITIONS:

      This Paragraph 1 is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Paragraph, unless such meanings are expressly contradicted, limited or expanded elsewhere herein:

      (a) DATE OF LEASE: As of this 2nd day of May 2006.

      (b) LANDLORD'S MAILING ADDRESS: 1812 S. W. 31st Avenue, Pembroke Park, Florida 33009.

      (c) TENANT'S MAILING ADDRESS: 3725 SW 30th Avenue; Ft. Lauderdale, FL
      33312.

      (d) GUARANTOR'S ADDRESS (Exhibit "D"): (non-applicable).

      (e) SECURITY DEPOSITS (Par. 12): $50,000.00 as security deposit.

      (f) DEMISED PREMISES: See Exhibit A attached hereto and made a part hereof; together with all improvements therein such premises are deemed to be 99,000 SQ. ft., (all of Port 95 Commerce Park Building 2) located at 3725 SW 30th Avenue, Hollywood, Florida, with the mailing address being 3725 SW 30TH AVENUE, FORT LAUDERDALE, FLORIDA 33312 (presently know as of the date of this Lease).

      (g) LEASE TERM ("Lease Term" or "term of this Lease") (Par. 3): The commencement date of the Lease Term shall be October 1, 2006 (the "Lease Commencement Date") and shall end sixty (60) months from the Lease Commencement Date or September 30, 2011, with the payment of Rent to commence on the Lease Commencement Date.

      (h) MINIMUM RENT (Par. 4): Four Million Two Hundred Fifty-nine Thousand Seven Hundred Fifty-four Dollars and No Cents ($4,259,754.00), PLUS applicable sales and/or rent taxes thereon, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) below, payable as follows:

                  (1) During the first (1st) lease year ("Base Rent Year"), (to-wit: October 1, 2006 through September 30, 2007), the minimum rent due the Landlord (the "Rent" or "Minimum Rent") for the Demised Premises shall be Eight Hundred Sixteen Thousand Seven Hundred Fifty Dollars and No Cents ($816,750.00), consisting of $569,250.00 as Base Rent, $64,350.00 as "CAM" (common area maintenance and management fees), and $183,150.00 as "Expenses" (real estate taxes and insurance as defined in paragraph 1 (h) (2) below), payable monthly, in advance, at a rate of Sixty-eight Thousand Sixty-two Dollars and Fifty Cents ($68,062.50) per month, PLUS applicable sales and/or rent taxes thereon; beginning the second (2nd) lease year (to-wit: October 1, 2007 through September 30, 2008), the Rent due Landlord annually for the Demised Premises shall be Eight Hundred Thirty-three Thousand Eight Hundred Thirty-two Dollars and No Cents ($833,832.00), consisting of $586,332.00 as Base Rent $64,350.00 as CAM, and $183,150.00 as
         Expenses, payable monthly, in advance, at a rate of Sixty-nine Thousand Four Hundred Eighty-six Dollars and No Cents ($69,486.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) below, PLUS applicable sales and/or rent taxes thereon; beginning the third (3rd) lease year (to-wit: October 1, 2008 through September 30, 2009), the Rent due Landlord annually for the Demised Premises shall be Eight Hundred Fifty-one Thousand Four Hundred Twenty-four Dollars and No Cents ($851,424.00), consisting of $603,924.00 as Base Rent, $64,350.00 as CAM, and $183,150.00 as Expenses, payable monthly, in advance, at a rate of Seventy Thousand Nine Hundred Fifty-two Dollars and No Cents ($70,952.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) below, PLUS applicable sales and/or rent taxes thereon; beginning the fourth (4th) lease year (to-wit: October 1, 2009 through September 30, 2010), the Rent due Landlord annually for the Demised Premises shall be Eight Hundred Sixty-nine Thousand Five Hundred Forty-four Dollars and No Cents ($869,544.00), consisting of $622,044.00 as Base Rent, $64,350.00 as CAM, and $183,150.00 as
         Expenses, payable monthly, in advance, at a rate of Seventy-two Thousand Four Hundred Sixty-two Dollars and No Cents ($72,462.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2)


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         below, PLUS applicable sales and/or rent taxes thereon; and beginning the fifth (5th) lease year (to-wit: October 1, 2010 through September 30, 2011), the Rent due Landlord annually for the Demised Premises shall be Eight Hundred Eighty-eight Thousand Two Hundred Four Dollars and No Cents ($888,204.00), consisting of $640,704.00 as Base Rent, $64,350.00 as CAM, and $183,150.00 as Expenses, payable monthly, in advance, at a rate of Seventy-four Thousand Seventeen Dollars and No Cents ($74,017.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) below, PLUS applicable sales and/or rent taxes thereon.

                  (2) For the purposes of this Lease, "Expenses" shall be defined as the Real Property Taxes and insurance (including property, general liability, flood, windstorm, umbrella, terrorism and sales tax on the foregoing) for the building of which the Demised Premises is a part (the "Building"), and the common areas surrounding the Building, driveways, and parking areas associated therewith; however, Expenses shall not include costs to repair or replace roof, floors or other structural elements. Landlord hereby represents that the Base Rent Year Expenses referenced in this Lease represent a pro rata portion of expenses related to the Building allocable, and allocated, in a fair and reasonable manner, to Tenant's pro rata portion thereof. For the Base Rent Year, the Expenses payable by the Tenant shall be $1.85 per square foot of the Demised Premises (the "Base Rent Year Expenses"), with the real estate tax portion of the Base Year Expenses equal to $1.45/SF, and the insurance portion of the Base Year Expenses equal to $0.40/SF. Beginning with year 2, Tenant shall pay its pro-rata share for any increase in the Expenses (to wit: real estate taxes or insurance) over the Base Year; however, the C.A.M. shall remain fixed for the entire Lease Term. In the event the Expenses incurred by Landlord for the Demised Premises or Building in any lease year during the Lease Term after the Base Rent Year exceed an amount equal to $1.85 per square foot of the Demised Premises, Tenant will pay to Landlord such additional amount per square foot of the Demised Premises (the "Additional Expenses") as additional rent hereunder. Such payment shall be in addition to the $1.85 per square foot payment, not in lieu thereof. In any lease year after the Base Rent Year in which the Expenses incurred by Landlord for the Demised Premises or Building exceed an amount equal to $1.85 per square foot of the Demised Premises, within a reasonable time after the end of such lease year, Landlord shall submit to Tenant a statement of the actual amount of Expenses for such lease year, and the actual amount owed by Tenant, and Tenant shall pay such amount, in twelve (12) installments, with the next twelve (12) payments of Rent hereunder. Provided however, in no event shall the Expenses be reduced below $1.85 per square feet of the Demised Premises. During the 60-day period after Tenant receives notice from Landlord that Landlord desires to collect Expenses in excess of the Base Rent Year Expenses, Tenant shall have the right to review Landlord's records concerning Expenses at Landlord's location stated in Paragraph 1 (b) above.

      (i) PERMITTED USE (Par. 9): The Tenant shall use the Demised Premises solely as follows: corporate headquarters for, and the storage and distribution of fragrances; the light assembly, storage and distribution of watches, handbags, small leather goods, fragrances, cosmetics, hair care and skin care items and related accessories, which may contain alcohol.

2.    DEMISED PREMISES:

      Landlord leases to Tenant and Tenant rents from Landlord a portion of the real property described and shown on Exhibit "A", together with the improvements located therein. Unless stated to the contrary herein, it is expressly understood and agreed that the Demised Premises together with all equipment, structures and improvements therein and any and all fixtures, accessories and utilities located therein or thereon, are delivered to Tenant and accepted by Tenant in an AS-IS and WHERE-IS condition and repair and that the Landlord makes no warranties, representations or guarantees of any kind, nature or sort, express or implied with respect to the Demised Premises, including but not limited to, any and all fixtures, equipment, improvements, accessories and utilities located in or upon the Premises, unless stated to the contrary herein. As of the Lease Commencement Date, Landlord has not received: (i) any notices from any governmental or quasi-governmental agencies alleging violations of Title III of the Americans with Disabilities Act of 1990 (ADA) or any regulation issued thereunder; (ii) any notices of claims made or threatened regarding noncompliance with the ADA; or (iii) any notices of any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA as to any portion of the Demised Premises or Building of which the Demised Premises is a part.

3.    TERM/COMMENCEMENT DATE:

      The term of this Lease, shall be for the number of years in the Lease Term set forth in Paragraph 1(g) hereof, following the commencement thereof unless sooner terminated or extended as hereinafter provided.

4.    RENT:

      Minimum Rent: Tenant agrees to pay to Landlord during the Lease Term, without previous demand therefor and without any setoffs or deductions, the Minimum Rent, in advance, on the first day of each and every calendar month throughout the Lease Term together with any and all applicable Florida sales and/or rent taxes thereon ("Taxes").

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5.    ADDITIONAL RENT:

     The Landlord shall receive the rents, additional rents and all sums payable by the Tenant under this Lease free of all taxes, expenses, charges, damages and deductions of any nature whatsoever and the Tenant covenants and agrees to pay all sums which except for this Lease would have been chargeable against the Demised Premises and payable by the Landlord. The Tenant shall, however, be under no obligation to pay interest on any mortgage on the fee of the Demised Premises, any franchise, capital or income tax payable by the Landlord, or any gift, inheritance, transfer estate or succession tax by reason of any present or future law which may be enacted during the term of this Lease. All taxes, charges, costs and expenses which the Tenant is required to pay hereunder, together with all interest that shall accrue thereon in the event of the Tenant's failure to pay such amounts and all damages, costs and expenses which the Landlord may incur by reason of any default of the Tenant or failure on the Tenant's part to comply with the terms of this Lease shall be deemed to be additional rent and in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as a Landlord for the nonpayment of the Rent. It is further agreed between the parties hereto that any charges against the Tenant by the Landlord for services or work done on or in the Demised Premises by written order of the Tenant, or otherwise accruing under this Lease shall be considered Additional Rent and shall be included in any demand for rent due and unpaid.

      Landlord, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within the grace period of thirty (30) days if applicable thereto, and in the event Landlord shall at its election pay such sums or perform such acts requiring the expenditure of monies, Tenant agrees to reimburse and pay Landlord, upon demand, all such sums, which shall be deemed for the purpose of securing the collection thereof to be additional rent hereunder and payable by Tenant as such.

6.  PAST DUE RENTS: LATE CHARGES, TENANT'S RETURNED CHECKS:

    A. Tenant's failure to pay Rent, Additional Rent (as herein described), or any other Lease costs when due under this Lease may cause Landlord to incur unanticipated costs, with the exact amount of such costs being impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing or accounting charges and late charges that may be imposed on Landlord by any ground lease, mortgage, or deed of trust encumbering the Building, a part of which is the Premises.

    B. Therefore, if Landlord does not receive the Rent, Additional Rent, or any other Lease costs in full on or before the tenth (10th) business day of the month it becomes due, Tenant shall pay Landlord a late charge, which shall constitute liquidated damages, equal to five percent (5%) of the amount due ("Late Charge"), which shall be paid to Landlord together with such Rent, Additional Rent, or other Lease costs then in arrears. However, Tenant shall not be in default of this Lease if the Lease payment has been received by Landlord, including whatever applicable late charges, subject to the applicable grace and cure periods.

    C. For each Tenant's payment check to Landlord that is returned by a bank for any reason, other than Landlord's failure to properly endorse the check and/or an error on the part of the Landlord's bank, Tenant shall pay both a Late Charge (if applicable) and a Returned Check Charge of Twenty-five Dollars and No Cents ($25.00) or such amount as shall be customarily charged by Landlord's bank at that time, whichever is greater.

    D. All Late Charges and Returned Check Charges shall then become Additional Rent and shall be due and payable immediately along with such other Rent, Additional Rent, or other Lease costs then in arrears.

    E. Any money paid by Tenant to Landlord shall be applied to Tenant's account in the following order: i) to any unpaid Additional Rent, including but not limited to, Late Charges, Returned Check Charges, legal fees and/or court costs legally chargeable to Tenant, and ii) any unpaid Rent.

    F. Nothing herein contained shall be construed so as to compel Landlord to accept any payment of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge should Landlord elect to apply its rights and remedies available under this Lease or at law or equity in the event of default hereunder by Tenant. Landlord's acceptance of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge pursuant to this clause shall not constitute a waiver of Landlord's rights and remedies available under this Lease or at law or equity.

7.  PLACE OF PAYMENTS OR STATEMENTS:

      All payments required to be paid by Tenant to Landlord shall be made payable to the Landlord or its designee, and all such payments, statements and reports required to be rendered by Tenant to Landlord shall be delivered to the Landlord's mailing address, or at such other place as Landlord may from time to time designate in writing, without the necessity of any prior demand for same.

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8.    TENANT'S WORK:

      Any work, repairs, improvements, fixtures and equipment for the Demised Premises shall be performed and installed by Tenant at its sole cost and expense. Tenant acknowledges that Tenant, as an inducement to Landlord to enter into this Lease, has covenanted and agreed and does hereby covenant and agree to adequately prepare the Demised Premises for the operation of the Permitted Use, all in accordance with the terms and provisions of this Lease, and in addition, Tenant shall fully equip the Demised Premises with all trade equipment and any other equipment necessary for the operation of Tenant's Business at its sole cost and expense (any such work performed by or on behalf of Tenant during the term of this Lease or any extension thereof being herein referred to as "Tenant's Work").

9.    USE OF PREMISES:

      Tenant shall use the Demised Premises solely for the purpose of conducting the Permitted Use as set forth in Paragraph 1 (i) and strictly in accordance with all laws, statutes and ordinances applicable thereto. Tenant shall not use or permit or suffer the use of the Demised Premises for any other business purpose without the Landlord's prior written consent, which shall not be unreasonably withheld or delayed.

10.   LAWS, PERMITS, LICENSES, WASTE, NUISANCE:

      A. Tenant shall, at its own expense and cost: (a) comply with all governmental laws, ordinances, orders and regulations affecting the Demised Premises now in force or which hereafter may be in force (including without limitation, all environmental laws and regulations); (b) apply for, secure, maintain in good standing and comply with all licenses, permits and franchise agreements which are or may be required for the conduct by the Tenant of the Tenant's operations and/or business herein permitted to be conducted in the Demised Premises and to pay if, as, and when due, all license, permit and franchise fees and charges in connection therewith; (c) comply with and execute all rules, requirements and regulations of the Board of Fire Underwriters, Landlord's insurance companies and other organizations establishing insurance rates; (d) not suffer, permit or commit any waste or nuisance; and (e) not conduct any auction, distress, fire or bankruptcy sale in or upon the Demised Premises. Landlord, at Landlord's sole cost and expense, shall keep the Demised Premises in compliance with ADA laws, unless such compliance is necessitated by Tenants use, occupancy or modifications to the Demised Premises. Landlord covenants that the shell and structural elements of the Premises shall comply with all applicable codes to the extent the same are currently applicable to it for the purposes set forth hereon. The cost of any governmentally required alternation to the Premises attributable solely to Tenant's specific use for such purposes shall be paid by Tenant. Tenant shall not be required to make structural or extraordinary repairs, improvements or alterations not arising out of Tenant's specific use and occupation of the Premises.

      B. It is hereby understood and agreed that any and all signs or advertising to be used in connection with the Demised Premises leased hereunder, including awnings, designs, monuments, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals, graphics, or decoration (hereinafter "Signs"), shall be first submitted to the Landlord for approval before installation of same, with such approval not to be unreasonably withheld or delayed, provided the Signs shall comply with all the requirements in this Paragraph. Tenant shall, at its sole cost and expense, i) obtain and maintain during the Lease Term all applications, permits, consents, approvals, and licenses required by federal, state and local governmental, and quasi-governmental authorities in connection with the Signs (including, without limitation, any landmark commission); ii) comply with the laws, statutes, ordinances, requirements, and codes of all federal, state and local governmental, and quasi-governmental authorities having jurisdiction over the Building (of which the Demised Premises is a part); iii) comply with all applicable insurance requirements of both Landlord's insurer and Tenant's insurer; iv) maintain all Signs in good condition at all times during the Lease Term and any extensions thereof; v) upon demand by Landlord immediately remove any Signs that Tenant has placed or permitted to be placed in violation of this Paragraph and repair and restore any damage caused by their installation and removal of same; and vi) upon the expiration or sooner termination of the Lease remove all Signs and repair and restore any damage caused by their installation or removal of same. Copies of all permits and licenses shall be delivered to Landlord promptly after Tenant's receipt thereof, and Landlord shall have the right to temporarily remove any Signs in connection with any repairs in or upon the Demised Premises or the Building.

      C. Landlord has not been notified of any code violation as of the date of this Lease. Furthermore, Landlord covenants that the shell and structural elements of the Demised Premises comply with all applicable codes to the extent the same are currently applicable to it for general warehouse and distribution use. As such, the cost of any governmentally or court required alteration to the Demised Premises attributable solely to its use for general warehouse and distribution purposes shall be paid by Landlord. Tenant shall not be required to make structural or extraordinary repairs, improvements or alterations not arising out of the use and occupation of the Demised Premises by Tenant.

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      D. Landlord shall, at its sole cost and expense, cause to be effected any remediation, removal, encapsulation, encasement, abatement or other treatment of asbestos or any other hazardous materials required by any laws, rules, ordinances or regulations of any governmental authority having jurisdiction over the Demised Premises as a result of Landlord's, its agents', employees' or contractors' placement of same on or in the Demised Premises, and if Tenant is required to cease its operation at the Demised Premises or interrupt or delay its construction or opening at the Demised Premises in order for such abatement work to be performed, then Rent and all other charges hereunder shall abate, on a pro-rata basis for such percentage or the Demised Premises affected, for the period of time beginning on the commencement of the abatement work and ending upon the completion of the abatement work.

11.   ASSIGNMENTS AND SUBLETTING:

      Tenant shall not assign, sublet, mortgage or encumber this Lease, in whole or in part, or sublet all or any portion of the Demised Premises or assign this Lease or any part thereof without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed. The Landlord shall be entitled to consider all factors which it deems relevant to any requested consent to subletting or assignment, including, but not limited to, the following: (a) the financial responsibility of the proposed sub-Tenant or assignee; (b) the business reputation, experience and acumen of the proposed sub-Tenant or assignee in the field of the Permitted Use or warehousing, distribution or light manufacturing uses, and (c) the need for alteration and/or repair of the Demised Premises; however, in no event shall such sub-tenant or assignee be an existing occupant or Affiliate of such occupant (as hereinafter defined) of the Building or Complex (of which the Demised Premises is a part), unless no other space in the four buildings owned by Landlord, or related entity to Landlord, in the complex is available. If such consent be obtained then, such subletting or assignment, as the case may be, shall be subject to and conditioned upon the following: (i) at the time of any such proposed subletting or assignment, Tenant shall not be in default under any of the terms, provisions or conditions of this Lease; (ii) the sub-Tenant or assignee shall occupy the Demised Premises and conduct its business in accordance with the Permitted Use;
(iii) if the minimum rent, additional rents or other rents or charges required to be paid by any such sub-Tenant or assignee exceeds the rentals and/or charges reserved hereunder, then Tenant shall pay to Landlord monthly fifty percent (50%) of such excess, which shall be deemed additional rent; (iv) Tenant and its assignee or sub-Tenant shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or sublease, as the case may be, duly consented to by Tenant's guarantor, if any, by the terms of which: (1) in case of an assignment, Tenant will assign to such assignee Tenant's entire interest in this Lease, together with all prepaid rents and rights to the Security Deposit hereunder, and the assignee will accept said assignment and assume and agree to perform, directly for the benefit of Landlord, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed hereunder; or (2) in case of a subletting, the sublease and the sub-Tenant's interest therein will in all respects be subject and subordinate to all of the terms, covenants and conditions of the Lease and the sub-Tenant thereunder will agree to be bound by and to perform all of the terms, covenants and conditions of this Lease on Tenant's part to be performed hereunder, except the payment of rent, additional rents and other charges reserved hereunder, which Tenant shall continue to pay to Landlord; (v) notwithstanding any such assignment of subletting under the terms of this Paragraph, both Tenant and its guarantor, if any, will acknowledge that, notwithstanding such assignment or sublease and the consent of Landlord thereto, both Tenant, and its guarantor, if any, will not be released or discharged from any liability whatsoever under this Lease and will continue to be fully liable thereon. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity of such consent to any subsequent assignment or subletting. This prohibition against any assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease be assigned or if the Demised Premises or any part thereof be occupied by anybody other than Tenant, Landlord may collect rent from the assignee, or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed waiver of the provisions of the acceptance of the assignee, sub-Tenant or occupant as Tenant, or as a release of Tenant from the further performance by Tenant of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease. If Tenant or Tenant's controlling shareholder or controlling partner, if any and as the case may be, or Tenant's guarantor, if any, is a corporation or partnership, and if at any time during the term of this Lease the person or persons who, on the Date of Lease, own or owns fifty (50%) percent or more of such corporation's voting shares or a general partner's interest in such partnership, as the case may be, or if Tenant's guarantor, if any, ceases to own fifty (50%) percent or more of such corporation's voting shares or a general partner's interest in such partnership or if same is dissolved, then upon such occurrence there shall be deemed to be an assignment of this Lease, which assignment shall require the prior written consent of Landlord, as more particularly set forth above. The preceding sentence shall not be applicable to any corporation, all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). For the purposes hereof, an Affiliate means a corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with such occupant. Tenant shall be permitted to assign this Lease without Landlord's approval to any subsidiary company of Tenant provided such assignment does not release Tenant from obligations under the Lease.

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12.   SECURITY DEPOSIT:

      A. Tenant has deposited with Landlord the Security Deposit of $50,000.00, the receipt whereof, if by check subject to collection, is hereby acknowledged, and said Security Deposit shall be held by Landlord, without earning interest to the benefit of Tenant, as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed. Such Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord. Any such act on the part of Tenant shall be without force and effect, shall not be binding upon Landlord, and, at the option of Landlord, shall constitute an Event of Default under Paragraph 22 hereof.

      B. If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid beyond applicable grace and cure periods or shall Landlord make payments on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Landlord may, at its option, and without notice to Tenant or prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of such rents or other sums due from Tenant, or towards any loss, damage or expense (including without limitation, administrative costs and reasonable attorneys' fees) sustained by Landlord resulting from such default on the part of Tenant; and in such event Tenant shall forthwith upon demand and without any setoffs or deductions whatsoever restore said Security Deposit to the original sum deposited. In the event Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rentals as they fall due and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant, within thirty (30) days following the date of the expiration of the term hereof and the surrender of the Demised Premises by Tenant in compliance with the provisions of this Lease. Tenant agrees, upon demand by Landlord, to increase any and all pre-paid rents and/or Security Deposits if and when the rental rate should increase during the initial and any option or renewal terms of this Lease to the same proportionate amount corresponding to the new rental rate.

      C. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, or any guarantor of Tenant hereunder, such Security Deposit shall be deemed to be applied first to the payment of any rents and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of such Security Deposit may be retained by Landlord in partial satisfaction of Landlord's damages.

      D. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Demised Premises in the event that such interest be sold or transferred and thereupon Landlord shall be discharged and released from all further liability with respect to such Security Deposit or the return thereof to Tenant; Tenant agrees to look solely to the new Landlord for the return of said Security Deposit, and this provision shall also apply to any subsequent transferees, provided that new Landlord or transferee assumes, in writing, Landlord's obligation under this Lease. If the Landlord's interest to the Demised Premises is sold or transferred, Landlord is to use its best efforts to provide Tenant with an agreement signed by the existing Landlord and the new Landlord acknowledging the deposit as being transferred and is subject to terms and conditions of this Lease. No holder of a mortgage or deed of trust, or Landlord under a ground or underlying lease, if any, to which this Lease is or may be subordinate, shall be responsible in connection with the Security Deposit hereunder, unless such mortgagee or holder of such deed of trust or Landlord shall have actually received same.

13.   REPAIRS:

      A. Except as expressly provided for under "B." or Paragraph 54 herein, Landlord shall not be required to make any repairs or improvements of any kind or nature whatsoever upon or to the Demised Premises or improvements therein, unless stated to the contrary herein.

      B. LANDLORD'S REPAIRS - Landlord, during the lease term shall, at its expense, shall be obligated to repair and maintain the following, unless such repairs are necessitated by the negligence of or misuse by Tenant: the roof; all structural components of the Demised Premises, including the bay doors and air conditioning units or systems initially added by Landlord; pipes and plumbing; electrical service; sewage facilities; driveways; parking areas, paved areas and sidewalks; foundations, floors and sub-floor; and exterior walls. Tenant shall give Landlord written notice of any needed repairs that are the obligation of the Landlord. Landlord, at Landlord's sole cost and expense, shall, within a reasonable time after the signing of this Lease, repair the floors in the areas outlined in the attached Exhibit
    B. Said repairs are to be done during normal business hours minimizing the inconvenience to the Tenant's activities, and proper precautions shall be taken to minimize dust and dirt from the repair process. Landlord, at Landlord's sole cost and expense shall continue to repair, replace, and maintain the floors in a good and workable condition, provided such repair or maintenance is not due to the misuse or abuse by Tenant, its employees, agents, contractors or sub-contractors. Landlord shall immediately repair the light-post located at the southwest corner of the building and paint the exterior or the building. TENANT'S REPAIRS - Tenant shall, during the Lease Term at its expense, maintain and repair all interior components of the Demised Premises, the ventilation and air conditioning units or systems added by Tenant. Tenant further agrees that Tenant shall repair all damages or injury done to or on the Demised Premises by Tenant or by any person, other than Landlord or Landlord's agents, servants, employees, invitees, licensees, and contractors, at its expense. Tenant agrees at the expiration of the Lease Term or upon the earlier termination thereof, to surrender the Demised Premises in good condition and repair, reasonable wear and casualty excepted.

                                    Page - 6

      C. Tenant agrees to make no alterations, improvements or additions in or to the Demised Premises, nor to install any equipment therein (other than trade fixtures) without, in each instance, obtaining Landlord's prior written approval thereof, which consent Landlord shall not unreasonably withheld. Any such alterations, improvements or additions shall be made in accordance with the terms and provisions of Paragraph 8 hereof. Notwithstanding the foregoing, Tenant shall be permitted to make non-structural interior alterations, improvements or repairs without the Landlord's prior written approval, provided that the cost of same will not exceed Fifty Thousand ($50,000.00) Dollars in the aggregate during any calendar year. At the time such approval is sought, Tenant shall submit to Landlord plans and specifications for such work and the name of the contractor who Tenant proposes to engage to perform the same; Landlord's approval of Tenant's plans and specifications for work to be completed by Tenant shall be approved within a reasonable time period of submittal to Landlord, however Landlord does hereby approve the conversion of the existing air-conditioned assembly area to office space or new construction west of current office space, which may remain in the Demised Premises after the termination of the Lease, providing that a) said office runs along the front of the building, b) all additions to be performed are done in accordance with the terms of this Lease and all applicable Federal, State, and Local rules, ordinances, codes and regulations, and c) Landlord receives and approves the proposed new office layout prior to commencing with such addition, with such approval not to be unreasonably withheld or delayed. After having obtained Landlord's written approval, as aforesaid, and prior to the commencement of any such work, Tenant agrees to deliver to Landlord the approval of any and all governmental authorities and departments having jurisdiction thereof together with a policy or certificate of worker's compensation insurance in statutory limits from Tenant's contractor and, if the cost of the proposed work shall exceed $25,000.00, evidence of the maintenance by Tenant of all other insurance coverage to be maintained by Tenant hereunder. Such work may thereupon be commenced and shall be diligently prosecuted to completion in a first class workmanlike manner in accordance with such approved plans and specifications and in accordance with all applicable laws and ordinances as well as rules and requirements of Landlord's insurance carriers, subject, however, to Tenant's obligation to insure such assumed liability under Tenant's Comprehensive General Liability Policy.

14.   FAILURE TO REPAIR:

      If Tenant (a) refuses to or neglects to make or begin to make repairs required of Tenant by this Lease, within thirty (30) days from notice by Landlord of required repairs, or (b) if Landlord is required to make any repairs by reason of Tenant's negligent acts or omissions, Landlord shall have the right, but shall not be obligated, to make such repairs, on behalf of and for the account of Tenant. In such event, Tenant as Additional Rent shall pay for such work promptly upon receipt of a bill therefor.

15. COVENANTS AGAINST LIENS:

      Notwithstanding any other provisions of this Lease, Landlord and Tenant expressly acknowledge and agree that the interest of Landlord in and to, or any part, including without limitation, the Demised Premises, shall not be subject to liens for any work, labor, services performed or materials supplied, or claimed to have been performed or supplied, or any other lien cognizable under Chapter 713, Florida Statutes (collectively herein "Liens"), by Tenant, or Tenant's contractors, subcontractors (including sub-contractors), laborers and material suppliers supplying labor and/or material for the Demised Premises (collectively herein "Contractors"). Upon the execution of this Lease, Tenant acknowledges that Landlord, at Landlord's sole option and cost, may then or thereafter record among the Public Records of Broward County, Florida the Lease or short form thereof (to which Tenant shall joint in the execution, at Landlord' s request), or such other memorandum in form and substance satisfactory to Landlord, in Landlord's reasonable discretion, setting forth the contents of this Paragraph or any other matter for the purpose of insulating the interest of Landlord from any and all such Contractor's Liens, without mitigating or otherwise affecting any other provisions of this Lease. Tenant hereby acknowledges that Landlord shall further be permitted to do or perform any act necessary or appropriate, in Landlord's sole discretion, to prevent the filing of any Lien against the Demised Premises or any part thereof.

      In addition to the foregoing and not in lieu thereof, Tenant shall do all things necessary to prevent the filing of any Liens against the Demised Premises or the interest of Landlord or the interest of any mortgagees or holders of any deed of trust covering the Demised Premises or any ground or underlying Landlords therein, if any, by reasons of any work, labor, services, or materials performed or supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, by, through or under Tenant. If any such Lien shall at any time be filed, Tenant shall cause the same to be vacated and canceled of record within thirty (30) days after the date of the filing thereof. If any such Lien shall be filed notwithstanding the provisions of this Paragraph, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, contest such Lien or vacate or release the same either by paying the amount claimed to be due or by procuring the release of such Lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, as additional rent hereunder on demand, all sums rightfully disbursed or deposited by Landlord pursuant to the foregoing provisions of this Paragraph, including Landlord's costs and expenses and reasonable attorneys' fees incurred in connection therewith; however, nothing contained herein shall imply any consent or agreement on the part of Landlord or mortgagees or holder of deeds of trust or any ground or underlying Landlords, if any, of the Demised Premises to subject their respective estates or interests to liability under any mechanics' or other lien law, whether or not the performance or the furnishing


                                    Page - 7
of such work, labor, services, or materials to Tenant or anyone holding the Demised Premises, or any part thereof, by, through or under Tenant, shall have been consented to by Landlord and/or any of such parties.

16.   UTILITY CHARGES:

      Landlord shall not be liable in the event of any interruption in the supply of any utilities. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities, and if any equipment installed by Tenant shall require additional utility facilities, the same shall be installed at Tenant's sole cost and expense in accordance with plans and specifications to be approved in writing by Landlord. Tenant shall be solely responsible for and shall promptly pay all charges for use or consumption for heat, air conditioning, sewer, water, gas, electricity or any other utility services, including trash removal at the Demised Premises. Notwithstanding the foregoing, in the event of a discontinuance, disruption or interruption of any utility or related service which is due solely to the gross negligence or willful misconduct of Landlord, its agents, employees or contractors and which shall materially interfere with the operation of Tenant's business in the Demised Premises, Rent and all other charges hereunder shall abate until the date of restoration of service.

17.   TAXES:

         A. If at any time during the term of this Lease, any additional sales tax or excise on rents or other tax on Tenant's consideration for occupancy of the Demised Premises, however described {except any ad valorem, estate, inheritance, real estate, capital stock, capital gains, income (or any new taxes or amendments to existing taxes imposed in replacement thereof) or excess profits taxes imposed upon Landlord} is levied or assessed against Landlord by any taxing authority on account of Landlord's interest in this Lease or the rents and other charges expressly reserved hereunder, as a substitute in whole or in part, or in addition to, the Taxes herein before described, Tenant agrees to pay Landlord, as additional rent hereunder, the amount of such tax or excise on rents, and other charges, but only to the extent of the amount thereof which is assessed or imposed as a direct result of Landlord's ownership of this Lease or the rentals reserved hereunder. In the event any such tax or excise on rents and other charges, or other tax, however described, is levied and assessed directly against Tenant by any taxing authority on account of Tenant's interest in this Lease or the leasehold estate hereby created or the rents and other charges to be paid by Tenant hereunder, then Tenant shall be responsible therefor and agrees to pay the same before delinquency; or should any taxing authority require that any such tax or excise on rents and other charges, or other tax, however described, for which Tenant is responsible hereunder, be paid by Tenant, but collected by Landlord, for and on behalf of such taxing authority and from time to time forwarded by Landlord to such taxing authority, then the same shall be paid by Tenant to Landlord at such times as such taxing authority shall require and be collectible by Landlord and the payment thereof enforced in the same fashion as provided for the enforcement of payment of rents and other charges hereunder and for the purpose of enforcing payment thereof shall be deemed additional rent hereunder. Tenant at all times shall be responsible for and shall pay, before delinquency, all taxes assessed by any taxing authority against any personal property of any kind owned, installed or used by Tenant in or about the Demised Premises or the rents and other charges paid by Tenant hereunder.

      B. Tenant shall have the right to appeal any tax increase, and the cost of such appeal shall be split equally between Landlord and Tenant. Tenant shall have the right to contest the amount or validity of any real estate tax imposition by appropriate proceedings. Tenant shall, nevertheless, promptly pay such imposition in accordance with the terms and provisions of this Lease, and nothing herein shall imply any right on the part of Tenant to postpone or defer such payment for any such purpose, unless such proceedings shall operate to prevent or stay the collection of the imposition so contested and the sale of the Demised Premises, or any part thereof, to satisfy the same, and Tenant shall have deposited with Landlord the amount so contested and unpaid together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Demised Premises, or any part thereof, in said proceedings. Upon the termination of any such proceedings, Tenant shall deliver to Landlord proof of the amount of any such imposition as finally determined in such proceedings, and thereupon Landlord shall, to the extent of the sums deposited with it by Tenant as aforesaid, pay the unpaid portion of such imposition, and shall refund to Tenant the balance, if any, of the sums so deposited, without interest. In the event that sums deposited with Landlord shall be insufficient to pay the full amount of such imposition as finally determined, together with any costs, fees, interest, and penalties or other liabilities in connection therewith, Tenant shall forthwith pay any deficiency. Landlord may join in any such contestation proceedings if any law now or hereafter in effect shall require that such proceeding be brought by and/or in the name of Landlord or any owner of the Demised Premises. Landlord shall not be subjected to any liability for the payment of any costs, fees or expenses in connection with any such proceeding, and Tenant covenants to pay, indemnify and save harmless Landlord from any such costs, fees or expenses. Tenant shall be entitled to any refund of any such imposition and penalties or interest thereon, which shall have been paid to Tenant or paid by Landlord for which Landlord shall have been fully reimbursed.

      C. Landlord shall provide Tenant with a copy of the tax notice and bill promptly after its receipt of same. In the event any special assessment or


                                    Page - 8
    bond payment to be paid over a period of time may be payable in installments, Tenant's proportionate share of same shall be calculated as though the payment were made in installments regardless of how Landlord actually makes payment, and only the current installment shall be included in Tenant's proportionate share. Landlord shall use reasonable commercial efforts to pay all real estate taxes during the maximum discount period, and Tenant shall not be responsible to pay any penalties imposed for late payment of Taxes.

18.   INDEMNITY:

      A. Tenant shall indemnify, defend and protect Landlord and save Landlord harmless from suits, actions, damages, liability and expense in connection with loss of life, bodily or personal injury or property damage arising from or out of any occurrence in, upon or at or from the Demised Premises or the occupancy or the use by Tenant of the Demised Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, licensees, suppliers or concessionaires; and

      B. Tenant shall store its property in and shall occupy the Demised Premises at its own risk, and releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury or property damage; and

      C. Landlord shall not be responsible or liable at any time for any loss or damage of Tenant's merchandise or equipment, fixtures or other personal property of Tenant or to Tenant's business; and

      D. Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts of omissions of persons occupying adjacent, connecting or adjoining premises; and

      E. Landlord shall not be responsible or liable for any injury, loss or damage to any person or to any property of Tenant or other person caused by or resulting from bursting, breakage, or by or from leakage, steam, running or the overflow of water or sewage in any part of the Demised Premises or for any injury or damages caused by or resulting from acts of God or the elements, or for any injury or damage caused by or resulting from any defect or gross negligence in the occupancy, construction, operation or use of any of the Demised Premises, building, machinery, apparatus or equipment by any person or by or from the acts of negligence of any occupant of the Demised Premises.

      F. Tenant shall give prompt written notice to Landlord in case of damage, fire or accidents on the Demised Premises or in the building thereon, or defects therein or in any fixtures or equipment.

      G. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect and hold the Landlord harmless and shall pay all of said other parties' costs, expenses and reasonable attorney's fees.

      H. No toxic or hazardous waste, substances or materials or other environmentally detrimental materials, including, without limitation, asbestos and those toxic or hazardous waste substances or materials now or hereafter defined, listed or contemplated under Federal, State or local environmental or hazardous waste laws (collectively referred to hereinafter as "Hazardous or Toxic Substances") shall be used, stored or generated upon the Demised Premises or in connection with or arising out of the operation of Tenant's business upon the Demised Premises, unless such use, storage or generation is done in strict compliance with all applicable rules, regulations, laws, and governmental ordinances. Tenant shall immediately advise Landlord in writing of the existence, use, storage or disposition of any Hazardous or Toxic Substances in, upon, or under the Demised Premises, or the adjoining lands. Upon reasonable advance notice to Tenant, Landlord shall have the right, but not the obligation, to enter the Demised Premises at all reasonable times to inspect for the presence of Hazardous or Toxic Substances. Tenant agrees that in the event Hazardous or Toxic Substances are found to exist in, upon or under the Demised Premises as a result of Tenant's use or occupancy of the Demised Premises or otherwise due to Tenant's fault, or of its employees, agents, contractors or sub-contractors, Landlord may, in its sole discretion, require that Tenant, at Tenant's sole cost and expense, take all steps necessary to clean up, remove, decontaminate, detoxify, resolve or otherwise treat the Hazardous or Toxic Substances. Notwithstanding the foregoing, it is hereby understood that the Tenant plans to store fragrances which contain alcohol, and Landlord does not object the storage of said fragrances, provided Tenant stores same in accordance with applicable Federal, State and local rules, ordinances, regulations and laws.

      In addition to the foregoing, in the event Hazardous or Toxic Substances are found in, upon or under the Demised Premises as a result of Tenant's use or occupancy of the Demised Premises or otherwise due to Tenant's fault, or of its employees, agents, contractors or sub-contractors, Landlord or Landlord's agents, designees or employees shall have the right, but not the


                                    Page - 9
    obligation, and without liability to Tenant for any loss or damage that may accrue to Tenant's stock or business by reason thereof, to take such actions as Landlord deems necessary or advisable, in its sole judgment, to clean up, remove, decontaminate, detoxify, resolve or otherwise treat, any such Hazardous or Toxic Substances. All costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all losses, damages, claims, orders, decrees, judgments, expenses and costs (including reasonable attorneys' fees), incurred by or imposed upon Landlord or its mortgagees in connection with or arising out of
    (i) Tenant's breach of the covenants and obligations under this Paragraph 18; or (ii) the existence, use, storage, disposition, treatment or removal of any Hazardous or Toxic Substance in, upon or under the Demised Premises, or the adjoining lands upon reasonable advance notice to Tenant. In no event shall the treatment or removal of Hazardous or Toxic Substances within the Demised Premises, or the adjoining lands constitute an eviction of Tenant, in whole or in part.

      I. The prevailing party shall recover from the other party all costs, expenses, court costs and reasonable attorney's fees that may be incurred or paid by the prevailing party in enforcing the terms of this Lease.

      Notwithstanding anything contained in this Paragraph 18, Landlord shall not be relieved of any liability for occurrences resulting from the willful or negligent acts or omissions of the Landlord or its agents, employees, or contractors or resulting from the Landlord's failure to comply with its responsibilities under this Lease.

      The provisions of this Paragraph 18 shall survive the termination of the Lease.

19.   INSURANCE:

      Tenant agrees to secure and keep in full force and effect from and after the date Landlord delivers possession of the Demised Premises to Tenant and throughout the term of this Lease at Tenant's sole cost and expense (with coverage to commence at the time Tenant takes possession of the Demised Premises, or at the commencement of the term of this Lease, whichever occurs earlier),

         (a) Comprehensive general liability insurance on an occurrence basis with minimum single limits of liability and of bodily injury in an amount of Two Million and No/100 ($2,000,000.00) Dollars, and Five Hundred Thousand ($500,000.00) Dollars with respect to damage to property; and

         (b) In the event Tenant fails to obtain or maintain the insurance required hereunder, Landlord may, at its option, obtain same and any costs incurred by Landlord in connection therewith shall be deemed additional rent to be paid by Tenant and payable as such; and

         (c) If the Lease shall be canceled for the Tenant's default at any time while there remains outstanding any obligation from any insurance company to pay for damage or any part thereof, then the claim against the insurance company shall, upon the cancellation of the within Lease, be deemed immediately to be and become the absolute and unconditional property of the Landlord, up to the amount of such default.

         (d) Certificate of Insurance is required naming Landlord as an additionally insured to assure Landlord that the Tenant has adequate liability and personal property coverage. Any increase in cost of insurance premiums to Landlord as a result of operations of Tenant will be borne by Tenant, or Tenant may provide for the benefit of Landlord an insurance policy on the same terms and conditions as the original provided by Landlord.

         (e) Landlord shall have the right, exercisable in its reasonable judgment at any time by giving prior written notice to Tenant, to require Tenant to: i) Increase the limit of any insurance Tenant is required to maintain pursuant to this section to an amount that Landlord, any superior mortgagee, or superior landlord may, in its reasonable, deem sufficient; or ii) Purchase other insurance and/or endorsements in such amounts or types as Landlord, any superior mortgagee, or any superior landlord may reasonably require from time to time.

         (f) In the event of hurricane or other severe natural disaster or storm, Landlord shall, when safe and practical, promptly, subject to the availability of labor, remove the resulting debris that would negatively impact the usability of the Demised Premises.

20.   INSURED'S WAIVER, NOTICE:

      Any insurance procured by Tenant as herein required shall be issued in the name of Tenant by a reputable and responsible company reasonably satisfactory to Landlord and licensed to do business in the State of Florida, shall name Landlord as an additionally insured, and shall contain endorsements that

(a) Such insurance may not be canceled or amended with respect to Landlord without sixty (60) days written notice by registered mail to Landlord by the insurance company;

                                   Page - 10

         (b) Tenant shall be solely responsible for payment of premiums, and Landlord shall not be required to pay any premiums for such insurance.

         (c) Any insurance herein required to be procured by Tenant shall contain an express waiver of any right of subrogation by the insurance company against Landlord within ten (10) days of issuance of such policy by the insurance company, provided, however, that if at any time the insurer of Tenant shall refuse to issue any insurance policy due to this Lease containing such waiver of subrogation and the decision shall be based upon a prior incident of negligence of Landlord, then Tenant may revoke said waiver of subrogation effective thirty (30) days from the date of notice to Landlord unless, within said thirty (30) day period, Tenant is able to secure and furnish, without additional expense, in other companies insurance notwithstanding such waiver of subrogation, or if such waiver can only be obtained at additional expense, if Landlord agrees to pay such additional expense. The minimum limits of any insurance coverage required herein shall not limit Tenant's liability under this Lease, including, without limitation, Paragraph 18 hereof.

21.   BANKRUPTCIES, ASSIGNMENT, RECEIVERSHIP AND INSOLVENCY:

      A. Tenant agrees that the continued occupancy of the Demised Premises in the manner and upon the terms set forth in this Lease are of a special importance to the commercial viability of the Demised Premises and, accordingly, agrees that in the event this Lease is not canceled and terminated as set forth in subparagraph (B) below following the occurrence of any of the contingencies therein described, then Tenant, and the trustee in bankruptcy or other representative of Tenant, or, in the event of an assignment, Tenant's assignee, shall, prior to the assumption of this Lease by such representative or trustee or assignee, provide adequate assurance to
    Landlord: (i) of the source of rents and other consideration payable under this Lease; (ii) that assumption or assignment of this Lease will not breach substantially any provision in any other lease, financing agreement, or master agreement relating to the Demised Premises; (iii) of the continued use of the Demised Premises in accordance with the Permitted Use only; (iv) of the source of funds necessary to pay for Tenant's merchandise and goods to be sold in the Demised Premises, all on a current basis, and (v) of such other matters as Landlord may reasonably require at the time of such assumption or assignment. Tenant agrees that the furnishing of assurances in accordance with the foregoing or as may be directed by a court of competent jurisdiction shall not be deemed to waive any of the covenants or obligations of Tenant set forth in this Lease. In the event that any person assuming this Lease or taking the same by assignment shall desire to make alterations to the Demised Premises, Landlord may further require adequate assurance, by lien and completion bond, cash deposit or such other means as Landlord may approve, of the source of payment for the estimated cost of any work to be performed in connection therewith, and Landlord may require the delivery prior to the commencement thereof of waivers of lien from all contractors, subcontractors, laborers or material suppliers engaged to perform such alterations or to supply materials therefor. Notwithstanding the foregoing, such alterations shall be subject in all respects to the rights and obligations of Landlord and Tenant hereunder relating to such alterations.

      B. If at any time after the Date of Lease (whether prior to the commencement of or during the term of this Lease) (i) any proceedings in bankruptcy, insolvency or reorganization shall be instituted against Tenant pursuant to any Federal or State law now or hereafter enacted, or any receiver or trustee shall be appointed of all or any portion of Tenant's business or property, or any execution or attachment shall issue against Tenant or any of Tenant's business or property or against the leasehold estate created hereby, and any of such proceedings, process or appointment be not discharged and dismissed within thirty (30) days from the date of such filing, appointment or issuance; or (ii) Tenant shall be adjudged as bankrupt or insolvent, or Tenant shall make an assignment for the benefit of creditors, or Tenant shall file a voluntary petition in bankruptcy or petitions for (or enters into) an arrangement for reorganization, composition or any other arrangement with Tenant's creditors under any Federal or State law now or hereafter enacted, or this Lease or the estate of Tenant herein shall pass to or devolve upon, by operation of law or otherwise, anyone other than Tenant (except as herein provided), the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant's obligations hereunder and shall cause this Lease ipso facto to be canceled and terminated effective as soon as permitted by then applicable law without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to re-enter the Demised Premises and to remove all persons and property therefrom; this Lease shall not be treated as an asset of Tenant's estate, and neither Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any court shall be entitled to the possession of the Demised Premises or to remain in the possession thereof. Upon the termination of this Lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and any Security Deposit, and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in Paragraph 22 hereof, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule of law.


                                   Page - 11

22.   DEFAULT:

      A. If this Lease be assigned or the Demised Premises be sublet, either voluntarily or by operation of law, except as herein provided, or if Tenant shall fail (i) to pay, within ten (10) days, when due and notice of non-payment of Rent, rental or other sums payable hereunder; or (ii) to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Tenant for more than thirty
    (30) days after written notice shall have been sent to Tenant specifying the nature of such default (or such greater length of time as may be reasonably required to cure such default provided that within such thirty (30) day period Tenant has commenced and thereafter diligently continues steps to cure the default), then and in any one or more of such events are not timely cured (herein sometimes referred to as an "Event of Default"), Landlord shall have the immediate right to re-enter the Demised Premises, either by summary proceedings, by force or otherwise in compliance with Florida statutes, and to dispossess Tenant and all other occupants therefrom and remove and dispose of all property therein or, at Landlord's election, to store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of any further notice of intention to re-enter and with or without resort to legal process (which Tenant hereby expressly waives) and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Upon the occurrence of any such Event of Default, Landlord shall also have the right, at its option, in addition to and not in limitation of any other right or remedy, to terminate this Lease by giving Tenant a written thirty (30) days' notice of cancellation and upon the expiration of said thirty (30) days, this Lease and the term hereof shall end and expire as fully and completely as if the date of expiration of such thirty (30) day period were the date herein definitely fixed for the end and expiration of this Lease and the term hereof and thereupon, unless Landlord shall have theretofore elected to re-enter the Demised Premises, Landlord shall have the immediate right of re-entry, in the manner aforesaid, and Tenant and all other occupants shall surrender the Demised Premises to Landlord, but Tenant shall remain liable as hereinafter provided; however, that if Tenant shall default:

         (1) In the timely payment of any rental or other sum payable hereunder and any such default shall continue or be repeated for three (3) consecutive months, or for a total of five (5) months in any period of twelve (12) months, or

         (2) In the performance of any other covenants of this Lease more than six (6) times, in the aggregate, in any period of twelve (12) months, then, notwithstanding that such defaults shall have been cured within the period after notice as above provided, any further default shall be deemed to be deliberate, and Landlord thereafter may serve said written thirty
      (30) day notice of cancellation without affording to Tenant an opportunity to cure such further default, as long as Landlord does so in accordance with Florida Statutes.

      B. If by reason of the occurrence of any such Event of Default, the term of this Lease shall end before the date therefor originally fixed herein, or Landlord shall re-enter the Demised Premises, or Tenant shall be ejected, dispossessed, or removed therefrom by summary proceedings or in any other manner, Landlord at any time thereafter may, in Landlord's sole discretion, re-let the Demised Premises, or any part or parts thereof, either in the name of Landlord or as agent for Tenant, for a term or terms which, at Landlord's option, may be less than or exceed the period of the remainder of the term hereof or which otherwise would have constituted the balance of the term of this Lease and grant concessions or free rent. Landlord shall receive the rents from such re-letting and shall apply the same, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second to the payment of such reasonable expenses as Landlord may have incurred in connection with re-entering, ejecting, removing, dispossessing, re-letting, altering, repairing, subdividing, or otherwise preparing the Demised Premises for re-letting, including reasonable brokerage and attorney's fees; and the residue, if any, Landlord shall apply to the fulfillment of the terms, covenants and conditions of Tenant hereunder, and Tenant hereby waives all claims to the surplus, if any. Tenant shall be and hereby agrees to be liable for and to pay Landlord any deficiency between the rent, additional rents and other charges reserved herein and the net avails, as aforesaid, of re-letting, if any, for each month of the period which otherwise would have constituted the balance of the term of this Lease. Tenant hereby agrees to pay such deficiency on an accelerated basis or at Landlord's sole option, in monthly installments on the rent days specified in this Lease, and any suit or proceeding brought to collect the deficiency for any month, either during the term of this Lease or after any termination thereof, shall not prejudice or preclude in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar suit or proceeding. Landlord shall in no event be liable in any way whatsoever for the failure to re-let the Demised Premises or, in the event of such re-letting, for failure to collect the rents reserved thereunder. Landlord is hereby authorized and empowered to make such repairs, alterations, subdivision or other preparations for the re-letting of the Demised Premises as necessary, without in any way releasing Tenant from any liability hereunder, as aforesaid. Notwithstanding anything contained herein to the contrary, if the Lease is terminated by Landlord due to a default on the part of Tenant, Landlord shall use its best efforts to mitigate damages by, among other things, attempting to promptly relet the Demised Premises to a third party.

      C. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof shall result as a matter of law or be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach or default.

                                   Page - 12

      D. In the event this Lease is terminated pursuant to the foregoing provisions of this Paragraph or terminates pursuant to the provisions of this paragraph, Landlord may recover from Tenant all damages it may sustain by reason of Tenant's default, including the reasonable cost of recovering the Demised Premises and reasonable attorney's fees and upon so electing and in lieu of the damages that may be recoverable under subdivision (B) above, Landlord shall be entitled to recover from Tenant, as and for Landlord's damages, an amount equal to the difference between the Minimum Rent, additional rents (including taxes and insurance) and other charges reserved hereunder for the period which otherwise would have constituted the balance of the term of this Lease and the then present rental value of the Demised Premises for such period, both discounted at the rate of four (4%) percent per annum to present worth, all of which shall immediately be due and payable by Tenant to Landlord. In determining the rental value of the Demised Premises the rental realized by any re-letting, if such re-letting be accomplished by Landlord within a reasonable time after the termination of this Lease, shall be deemed prima facie to be the rental value, but if Landlord shall not undertake to re-let or having undertaken to re-let, has not accomplished re-letting, then it will be conclusively presumed that the rents reserved under this Lease represent the rental value of the Demised Premises for the purposes hereof (in which event Landlord may recover from the Tenant, the full total of all rents and additional charges due hereunder, discounted to present value as herein before provided). Landlord shall be obliged, however to account to Tenant for the Minimum Rent and additional rents received from persons using or occupying the Demised Premises during the period representing that which would have constituted the balance of the term of this Lease, but only at the end of said period and only if Tenant shall have paid to Landlord its damages as provided herein, and, only to the extent of sums recovered from Tenant as Landlord's damage, the Tenant waiving any claim to any surplus. Nothing herein contained, however, shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amounts referred to in this Paragraph.

      E. In the event of any breach or threatened breach by Tenant of any of the terms and provisions of this Lease, Landlord shall have the right to injunctive relief as if no other remedies were provided herein to such breach.

      F. The rights and remedies herein reserved by or granted to Landlord are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Landlord's right to exercise any or all others.

      G. If Tenant shall default hereunder, beyond applicable grace or cure periods, prior to the date fixed as the commencement of any renewal or extension of this Lease, if any, whether by a renewal option herein contained or by separate agreement, Landlord may cancel such option or agreement for renewal or extension of this Lease, upon fifteen (15) days written notice to Tenant.

      H. In the event that Landlord should bring suit for the possession of the Demised Premises, for the recovery of any sum due hereunder, or because of the breach of any covenant of this Lease, or for any relief against Tenant, declaratory or otherwise, or should Tenant bring any suit for any relief against Landlord, declaratory or otherwise, arising out of this Lease, the prevailing party shall recover from the other party, costs, expenses and reasonable attorney's fees that the prevailing party may have incurred in connection therewith at all levels of proceedings.

      I. Tenant agrees that the venue and/or jurisdiction for any legal actions brought by Landlord pursuant to this Paragraph shall be in Broward County, Florida.

      J. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT CREATED HEREBY, THE TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE.

      K. In the event Landlord commences any action or proceeding for non-payment of rent, additional rents or other charges due hereunder, Tenant agrees not to interpose any permissive non-compulsory counterclaim of any nature or description in any such action or proceeding. The foregoing, however, shall not be construed as a waiver of Tenant's right to assert such claim in a separate action or proceeding instituted by Tenant.

23.   DESTRUCTION:

     If the Demised Premises shall be damaged, in whole or in part, by fire or other casualty insured under Landlord's insurance policies, then only upon Landlord's receipt of the insurance proceeds, Landlord shall repair the damage to the Demised Premises within one hundred twenty (120) days from the date of such casualty, as long as Tenant is not in default of this Lease ("Landlord's


                                   Page - 13

Post Casualty Repair Period"). Landlord's obligation under this provision will be limited to the installation of any Building standard improvements installed by the Landlord in the original construction of the Premises ("Landlord's Post Casualty Repairs") to the extent the proceeds received by the Landlord from any insurance policy maintained by the Landlord are allocated to those repairs by the insurance company. If within thirty (30) days of such casualty to said Demised Premises, it is determined by the Landlord that the Landlord's Post Casualty Repairs cannot be completed within one hundred twenty (120) days, it shall be optional with either party hereto to terminate this Lease. In the event of such determination, Landlord shall provide written notice to the Tenant that the repairs cannot be made within 120 days. If Tenant then desires to terminate the Lease in accordance with this provision, Tenant must provide Landlord with written notice of same within thirty (30) days receipt of Landlord's notice.

     During the Landlord's Post Casualty Repair Period, Tenant will continue the operation of its business in the Demised Premises to the extent reasonably practicable and the Rent will be abated proportional to the area of the Demised Premises that Tenant is unable to practically use for the conduct of its business, provided that the damage was not occasioned by the negligence or willful misconduct of Tenant, its agents, contractors, employees, servants, licensees, or suppliers. The abatement will continue for the period commencing with the destruction or damage and ending with the substantial completion by the Landlord of Landlord's Post Casualty Repairs, provided that the abatement will be adjusted as portions of the Demised Premises are repaired by the Landlord and become usable by the Tenant for the conduct of its business. Upon completion of Landlord's Post Casualty Repairs, Tenant shall promptly repair, restore or replace Tenant's trade fixtures, personal property, decorations, signs, tenant improvements and contents in or upon the Demised Premises in a manner and to at least a condition equal to that existing prior to the damage or destruction. Tenant's work will be subject to the requirements of the terms herein of this Lease.

     In the event the Lease is not terminated pursuant to this provision and the Demised Premises have been substantially damaged so as to prevent any use by the Tenant for the operation of its business, Landlord may relocate Tenant to another premises of similar size owned by Landlord while the Demised Premises are being restored. In such event, there shall be no Rent abatement during the Landlord's Post Casualty Repair Period from the date the Tenant is given possession of the substitute premises. Landlord's obligation to restore the Demised Premises is expressly conditioned upon adequate insurance proceeds being available to Landlord, which have been allocated by Landlord's insurance carrier toward restoration of the Premises; in the event that there are not adequate insurance proceeds available for repairing the damage to the Premises, Landlord has the right to terminate this Lease upon notice to Tenant.

      If such casualty or destruction occurs during the last twelve (12) months of the Lease Term or Option Lease Terms as herein defined, Landlord then has the right to terminate this Lease unless Tenant elects to extend the Lease Term a minimum of five (5) years from the date of restoration of the Demised Premises. Tenant shall not be entitled to and hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Demised Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration, except for such claims arising from the gross negligence or willful misconduct of Landlord.

24.   CONDEMNATION:

      A. Total: If the whole of the Demised Premises or such part hereof as will render the remainder untenantable shall be acquired or taken by eminent domain for any public or quasi public use or purpose or by private purchase in lieu thereof, then the Lease and the term thereof shall automatically cease and terminate as of the date of title vesting in such proceeding.

      B. Partial: (i) If any part of the Demised Premises shall be taken and such partial taking shall render that portion not so taken unsuitable for the purposes for which the Demised Premises were leased, or (ii) if more than one-fourth (1/4th) of the existing parking spaces are so taken and Landlord cannot re-assign the same number of alternate spaces to Tenant, then Landlord and Tenant shall each have the right to terminate the Lease by written notice given to the other within sixty (60) days after the date of title vesting in such proceeding. If any part of the Demised Premises shall be so taken and the Lease shall not be terminated, as aforesaid, then the Lease and all of the terms and provisions thereof shall continue in full force and effect except that the Minimum Rent shall be thereafter reduced in the same proportion that the remaining leasable area of the Building upon the Demised Premises bears to original leasable area of the Building.

      C. As used herein, the amount received by Landlord shall mean that portion of the award in condemnation received by Landlord from the condemning authority, which is free and clear of all prior claims or collections by the holders of any mortgages or deeds of trust or any ground or underlying Landlords.

      D. If the Lease is terminated as provided in this paragraph, all rents shall be paid by Tenant up to the date that possession is so taken by public authority, and Landlord shall make an equitable refund of any rents paid by Tenant in advance and not yet earned.

      E. All damages or compensation awarded or paid for any such taking, whether for the whole or a part of the Demised Premises or any part of the buildings or improvements thereon, shall belong to and be the property of Landlord without any participation by Tenant, whether such damages or


                                   Page - 14
   compensation shall be awarded or paid for diminution in value of the fee or in the leasehold estate created hereby, and Tenant hereby expressly waives and relinquishes all claims to such award or compensation or any part thereof and of the right to participate in any such condemnation proceedings against the Landlord; provided, however, that nothing herein contained shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority, but not against Landlord, for the value of or damages to and/or for the cost of removal of Tenant's movable trade fixtures and other personal property which under the terms of the Lease would remain Tenant's property upon the expiration of the term of this Lease, as may be recoverable by Tenant in Tenant's own right, or for other such claims separately cognizable to Tenant, provided further that no such claim shall diminish or otherwise adversely affect Landlord's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph.

25.   ACCESS TO PREMISES:

         A. Landlord shall have the right to enter the Demised Premises during normal business hours, with reasonable prior notice (unless for or during an emergency), to inspect or to exhibit the same to prospective purchasers, mortgagees, and tenants and to make such repairs, additions, alterations or improvements Landlord may deem reasonably necessary. Landlord shall be allowed to take all material into and upon said Demised Premises that may be required theretofore without the same constituting an eviction of Tenant in whole or in part, and the rents reserved shall not abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise; Tenant shall have no claim for damages. If Tenant shall not be personally present to permit an entry into said premises when for any reason an entry therein shall be permissible, Landlord may enter the same by a master key or by the use of force without rendering Landlord liable therefor and without in any manner affecting the obligations of this Lease. The provisions of this paragraph shall not be construed to impose upon Landlord any obligation whatsoever for the maintenance or repair of the building or any part thereof, unless stated to the contrary herein this Lease. During the six (6) months prior to the expiration of this Lease or any renewal term, Landlord may place upon the Demised Premises signs indicating that the Demised Premises are available for rent, which Tenant shall permit to remain thereon.

         B). In exercising its right of access, Landlord shall (i) except in the event of an emergency, and provided Tenant shall make an employee of Tenant available to accompany Landlord following Landlord's notice to Tenant of the necessity therefore, not enter the Demised Premises during the term of this Lease without an employee of Tenant accompanying Landlord's representative,
    (ii) use its reasonable efforts to do so during reasonable business hours and in such a manner and at such time as not to interfere with the conduct of Tenant's business, and if Landlord so interferes with Tenant's operations so as to render it impossible for Tenant to do business in the Demised Premises, unless Tenant has failed to comply with the terms of, or is otherwise in default of, this Lease, then Tenant's obligation to pay rent and all other charges hereunder shall thereafter abate until Tenant is able to resume its business in the Demised Premises, and (iii) at its sole cost and expense, provide adequate security for Tenant's inventory and personal property located in the Demised Premises. Landlord may place utility lines and pipes in the Demised Premises only above the dropped ceiling and/or below the floor, in a manner which shall not unreasonably interfere with the conduct of Tenant's business. If any damage to the Demised Premises shall occur on account of the performance of the same, the Demised Premises shall be restored to its original condition at no cost to Tenant.

26.   SUBORDINATION:

      This Lease is subject and subordinate to each and every mortgage, deed of trust and/or ground lease which may now or hereafter affect the Demised Premises (collectively referred to as a "Mortgage") and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made under a Mortgage. This clause shall be self-operative, and no further instrument of subordination shall be required to make the interest of any holder of a Mortgage superior to the interest of Tenant hereunder. Tenant covenants and agrees that, except as expressly provided, Tenant shall not do anything that would constitute a default under any Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default under any Mortgage. If Tenant's interest in this Lease is subordinate to any Mortgage, Landlord agrees, following delivery to Landlord of any required subordination agreement executed and acknowledged by Tenant, to use its best efforts to secure from such Mortgagee, trustee or ground landlord (collectively referred to as a mortgagee), an agreement with Tenant to the effect that so long as Tenant will not be in default under this Lease, Tenant's occupancy of the Demised Premises will not be disturbed. Any such non-disturbance agreement shall be in the form customarily used by such mortgagee.

      If at any time prior to the expiration of the Lease Term hereof, the Demised Premises are sold or a mortgagee receives possession or control of the Landlord's interest hereunder, then Tenant agrees, at the election and upon demand of Landlord, or any such owner or mortgagee in possession, to attorn, from time to time, to any such owner, Landlord or mortgagee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, Landlord or mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Demised Premises. The provisions of this subsection shall inure to the benefit of Landlord or a mortgagee, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of Landlord or a mortgagee, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this subsection, reasonably satisfactory to Landlord or mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Tenant hereby irrevocably constitutes and appoints Landlord, as Tenant's attorney-in-fact to


                                   Page - 15
execute any such certificates for and on behalf of Tenant. Nothing contained in this subsection shall be construed to impair any right otherwise exercisable by Landlord or a mortgagee.

27.   QUIET ENJOYMENT:

      Tenant, upon paying the rents and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Demised Premises subject, nevertheless, to the terms of this Lease and to any mortgage or agreements to which this Lease is subordinated.

28.   END OF TERM:

      Tenant shall, on the last day of the term, or on earlier termination and forfeiture of the Lease, peaceably and quietly surrender and deliver the Demised Premises, together with all keys to same, to the Landlord. Prior to the end of the Lease Term, Tenant shall remove all its personal property and equipment, and all trade fixtures, movable/non-structural alterations, additions, decorations or any modifications to the Demised Premises not added, performed or installed in compliance with the terms of this Lease or with Landlord's written approval, and shall repair any damage caused thereby, provided that Tenant shall not be required to repaint the Demised Premises, unless such repainted is necessitated by the misuse, abuse or damage to the Demised Premises by Tenant, its agents, employees, contractors or sub-contractors. Tenant's obligations to perform this provision shall survive the end of the term of this Lease. If Tenant fails to remove its property upon the expiration of this Lease, the said property shall be deemed abandoned and shall become the property of Landlord, and if Landlord elects to remove same, excluding non-movable/structural alterations, additions and improvements added or installed in accordance with the terms of this Lease or with Landlord's written approval, Tenant shall be liable for all costs reasonably incurred in connection therewith. If the Demised Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all loss or liability resulting from the delay by Tenant in so surrendering the same, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of the term of this lease.

29.   HOLDING OVER:

     Should Tenant withhold possession of the Demised Premises from Landlord after the termination of said Lease, whether by lapse of time or by election of either party or in any other manner provided herein or by law, the damages for which the Tenant shall be liable to the Landlord for such detention shall be and hereby are liquidated at a sum equal to one and one-half (1 1/2) times or one hundred fifty percent (150%) of the rate of rental stipulated herein for the period of such detention.

30.   NO WAIVER:

      Failure of Landlord to insist upon the strict performance of any provision or to exercise any option or any reasonable rules and regulations shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Landlord of rent with knowledge of the breach of or default under any provisions of this Lease shall not be deemed a waiver of such breach or default. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease or under the laws of the State of Florida.

31.   RELATIONSHIP OF PARTIES:

      Nothing contained in this Lease shall be deemed to constitute or be construed to create the relationship of principal and agent, partnership, joint venturers or any other relationship between the parties hereto, other than the relationship of Landlord and Tenant.

32.   NOTICES:

      Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered in person or sent by United States Certified or Registered Mail, postage prepaid, or by overnight courier such as Federal Express, and shall be sent "next business day" and addressed as follows:

      (a) If to Landlord at the address herein above given; and

                                   Page - 16

      (b) If to Tenant, at the Demised Premises, with additional notice to Frank Buttacavoli (954) 316-9008, ext. 117, at the address shown in Paragraph 1, Section (c) above.

      Either party may designate such other address as shall be given by written notice. Any notice mailed in accordance herewith shall be deemed received three (3) business days from the date of mailing.

33.   RECORDING:

      Tenant shall not record this Lease or a memorandum thereof without the prior written consent of Landlord.

34.   PARTIAL INVALIDITY:

      If any provision of this Lease or application thereof to any person or circumstance to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

35.   BROKERAGE:

      Landlord and Tenant each represent and warrant to the other that neither has had any dealings with any person, firm, broker or finder in connection with the negotiation of this Lease except for CUSHMAN & WAKEFIELD OF FLORIDA, INC. (the "Broker"), and no other broker or person, firm or entity is entitled to any commission or finder's fee in connection with this transaction except for the Broker. Landlord and Tenant do each hereby indemnify, defend, protect and hold the other harmless from and against any costs, expenses or liability for compensation, commission or charges which may be claimed by any other broker, finder or other similar party by reason of any actions of the indemnifying party. Landlord agrees to pay to Broker a leasing commission subject a separate agreement between Landlord and Broker.

36.   PROVISIONS BINDING, ETC.:

      Except as otherwise expressly provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound jointly and severally, by these provisions. In the event of any sale of the Demised Premises or this Lease, Landlord shall be entirely relieved of all obligations hereunder, provided such transferee assumes, in writing, all obligations of the Lease hereunder.

37.   ENTIRE AGREEMENT, ETC.:

      This Lease and the Addenda, Exhibits or Riders (if attached) set forth the entire agreement between the parties; any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties. Submission of this Lease for examination does not constitute an option for the Demised Premises and becomes effective as a lease only upon execution and delivery thereof by both Landlord and Tenant. If any provision contained in an Addendum is inconsistent with the printed provision of this Lease, the provision contained in said Addendum shall supersede said printed provision. The captions, numbers and index appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any way affect this Lease.

38.   DEFINITIONS:

      The term "Landlord" as used in this Lease shall mean only the owner or the mortgagee in possession for the time being of the land and building (or the owner of a lease of the building) of which the Demised Premises is a part, so that in the event of any sale or sales of said land and building, or of the underlying lease or ground lease thereof, or in the event of a lease of said building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations on its part to be performed hereunder, and it shall be deemed without further agreement between the parties or their successors in interest or between the parties and the purchaser at any such sale, or the said tenant of the building, that the purchaser or tenant of the building has assumed and agreed to carry out all covenants and obligations of Landlord hereunder.

39.   ESTOPPEL CERTIFICATE BY TENANT/FINANCIAL STATEMENTS:

      From time to time, within ten (10) days next following Landlord's request, Tenant shall deliver to Landlord a written statement (prepared by Landlord at


                                   Page - 17

Landlord's expense) executed and acknowledged by Tenant in form reasonably satisfactory to Landlord (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Minimum Rent, additional rent and other charges hereunder have been paid, (c) stating whether or not, to the best knowledge of Tenant, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults,
(d) certifying that Tenant has accepted possession of the Demised Premises, and
(e) as to any other matters reasonably requested by Landlord.

40.   GUARANTY:

      (This paragraph purposely omitted.)

41.   LIMITATION OF LIABILITY:

      Tenant shall look solely to Landlord's interest in the Demised Premises for the satisfaction of any judgment or decree requiring the payment of money by Landlord, based upon any default under this Lease, and no other property or asset of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of such judgment or decree.

42.   CAPTIONS AND HEADINGS:

      Captions and Article headings contained in this Lease are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Lease nor the intent of any provision hereof.

43.   COUNTERPARTS:

      This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

44.   GENDER:

      All terms and words used in this Lease, regardless of the number and gender in which used, shall be deemed to include any other gender or number as the context or the use thereof may require.

45.   INTERPRETATION:

      This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. Wherever used in this Lease, "any" means "any and all"; "include" and "including" each are without limitation; "indemnify" means that the indemnitor will defend, indemnify and hold the indemnitee harmless against any claims, demands, losses or liabilities asserted against or incurred by, the indemnitee to any third party because of the subject matter of the indemnity; "may not" other negative forms of the verb "may" each are prohibitory; and "will", "must", "should" each are mandatory. Unless this Lease expressly or necessarily requires otherwise (i) any time period measured in "days" means consecutive calendar days, except that the expiration of any time period measured in days that expires on a Saturday, Sunday or legal holiday automatically will be extended to the next business day; (ii) any action is at the sole expense of the party required to take it; (iii) the scope of any indemnity includes any costs and expenses, including reasonable attorneys' fees, incurred in defending any indemnified claim, or in enforcing the indemnity, or both.

46.   TIME OF THE ESSENCE:

      Time is of the essence of this Agreement.

47.   CORPORATE TENANT:

      If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and authorized to do business in the State of Florida; and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant, and that he or they as such officers were duly authorized to sign and execute this Lease. Upon request of Landlord to Tenant, Tenant shall deliver to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant's compliance with the provisions of this Paragraph.

                                   Page - 18

48.   RADON GAS:

      Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

49.   REFUSE PREVENTION:

      Tenant will not place or maintain any garbage, trash, rubbish, debris, or any other refuse in any vestibule or entry of the Demised Premises; on the pathways or corridors adjacent thereto; or elsewhere on the exterior of the Demised Premises, which shall include, without limitation, sidewalks, alleyways and courtyards. Tenant also will not cause or permit odors of any kind to emanate from the Premises. Notwithstanding the foregoing, Tenant shall be allowed to maintain dumpsters in the truck court area in the rear of the Demised Premises, in accordance with all applicable Federal, State and local rules, regulations, codes and ordinances.

50.   DELAYED OCCUPANCY:

      (This paragraph purposely omitted.)

51.   NO PRESUMPTION AGAINST DRAFTER:

      Landlord and Tenant understand, agree, and acknowledge that i) this Lease has been freely negotiated by both parties; and ii) that, in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no interference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

52.   TENANT'S TIME TO SUE:

      A. COMMENCEMENT OF ACTION. Any claim, demand, right, or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within six (6) months after the date of the inactions, omission, event, or action that gave rise to such claim, demand, right, or defense.

      B. TENANT ACKNOWLEDGMENT. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of Paragraph A above is to shorten the period within which Tenant would otherwise have to raise such claims, demands, rights, or defenses under applicable laws.

53.  LEASE RENEWAL OPTION:

         Provided Tenant is in compliance with all of the terms and conditions of this Lease both when Tenant gives Landlord notice of Tenant's desire to extend the Lease (as herein described) AND at the time this renewal term is scheduled to commence, Tenant is hereby granted one (1) five-year option to renew this Lease (the "Option Lease Term") under the same terms and conditions as the initial five-year term, with the Minimum Rent due the Landlord for the Demised Premises during the Option Lease Term equal to Four Million Seven Hundred Fifty Thousand Eight Hundred Dollars and No Cents ($4,750,800.00), PLUS applicable sales and/or rent taxes thereon, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) above, payable as follows: (1) During the first (1st) year of the Option Lease Term (to-wit: October 1, 2011 through September 30, 2012), the minimum rent due the Landlord (the "Rent" or "Minimum Rent") for the Demised Premises shall be Nine Hundred Nine Thousand Three Hundred Sixty Dollars and No Cents ($909,360.00), consisting of $659,928.00 as Base Rent, $66,282.00 as "CAM"
      (common area maintenance and management fees), and $183,150.00 as "Expenses" (real estate taxes and insurance as defined in paragraph 1 (h)
      (2) above), payable monthly, in advance, at a rate of Seventy-five Thousand Seven Hundred Eighty Dollars and No Cents ($75,780.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) above, PLUS applicable sales and/or rent taxes thereon; beginning the second (2nd) year of the Option Lease Term (to-wit: October 1, 2012 through September 30, 2013), the Rent due Landlord annually for the Demised Premises shall be Nine Hundred Twenty-nine Thousand One Hundred Sixty Dollars and No Cents ($929,160.00), consisting of $679,728.00 as Base Rent $66,282.00 as
      CAM, and $183,150.00 as Expenses, payable monthly, in advance, at a rate of Seventy-seven Thousand Four Hundred Thirty Dollars and No Cents ($77,430.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) above, PLUS applicable sales and/or rent taxes thereon; beginning the third (3rd) year of the Option Lease Term (to-wit: October 1, 2013 through September 30, 2014), the Rent due Landlord annually for the Demised Premises shall be Nine Hundred Forty-nine Thousand Five Hundred Forty-eight Dollars and No Cents ($949,548.00), consisting of $700,116.00 as Base Rent, $66,282.00 as CAM, and $183,150.00 as Expenses,
      payable monthly, in advance, at a rate of Seventy-nine Thousand One Hundred Twenty-nine Dollars and No Cents ($79,129.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) above, PLUS applicable sales and/or rent taxes thereon; beginning the fourth (4th) year of the Option Lease Term (to-wit: October 1, 2014 through September 30, 2015), the Rent due Landlord annually for the Demised Premises shall be Nine Hundred Seventy Thousand Five Hundred Forty-eight Dollars and No Cents


                                   Page - 19

      ($970,548.00), consisting of $721,116.00 as Base Rent, $66,282.00 as CAM, and $183,150.00 as Expenses, payable monthly, in advance, at a rate of Eighty Thousand Eight Hundred Seventy-nine Dollars and No Cents ($80,879.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) above, PLUS applicable sales and/or rent taxes thereon; and beginning the fifth (5th) year of the Option Lease Term (to-wit: October 1, 2015 through September 30, 2016), the Rent due Landlord annually for the Demised Premises shall be Nine Hundred Ninety-two Thousand One Hundred Eighty-four Dollars and No Cents ($992,184.00), consisting of $742,752.00 as Base Rent, $66,282.00 as CAM, and $183,150.00 as Expenses, payable monthly, in advance, at a rate of Eighty-two Thousand Six Hundred Eighty-two Dollars and No Cents ($82,682.00) per month, PLUS any increased Expenses pursuant to paragraph 1 (h) (2) above, PLUS applicable sales and/or rent taxes thereon. Tenant shall give Landlord written notice of Tenant's intention to exercise this option at least one hundred eighty
      (180) days prior to the end of the initial Lease Term and first Option Lease Term, as the case may be (Certified mail, return receipt requested). If Landlord does not receive such notice at least one hundred eighty (180) days prior to the end of the initial Lease Term, this Lease paragraph shall become null and void as if it never existed.

54.   SCHEDULE OF LANDLORD'S WORK:

      Landlord shall repair the floor of the warehouse portion of the Demised Premises, and Tenant shall move any of its property or inventory to allow for Landlord's repair of the floor (See attached Exhibit B for the location of the necessary floor repairs in the Demised Premises, indicated by the red dots or red lines).

                                   Page - 20

     IN WITNESS WHEREOF, the parties hereto have executed this instrument for the purpose herein expressed, the date above first written and is signed, sealed and delivered in the presence of:

As to Landlord:                             PORT 95-2, LTD.,
                                            a Florida limited partnership,
                                            by its sole general partner,
                                            Kelsey Port 95-2, Inc.,
                                            a Florida corporation
/s/ G. Hulz
-----------

/s/ Sharon J. Munroe                        By:  /s/ Angela Kelsey Wichmann
--------------------                             --------------------------
                                                 Angela Kelsey Wichmann, VP

As to Tenant:                               PARLUX FRAGRANCES, INC.,
                                            a Delaware corporation

/s/ Joseph Buvel
----------------

/s/ Carole Ramsay                           By: /s/ Frank A. Buttacavoli
-----------------                               ------------------------
                                                Frank A. Buttacavoli,
                                                Exec. VP/COO/CFO

                                   Page - 21